UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 Current Report

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): April 2, 2008


                          SecureCARE Technologies, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           NEVADA                     0-29804               82-0255758
-------------------------           -----------        ---------------------
(State or other jurisdiction of     Commission           (I.R.S. Employer
 incorporation or organization)     file number        Identification Number)


                 1617 W. 6th Street, Suite C, Austin Texas 78703
                 -----------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (512) 447-3700

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: Common Stock, par value $.001 per share


       3755 Capital of Texas Highway South, Suite 160E Austin, Texas 78704
       -------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors;
           Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

         On April 2, 2008, the Board of Director's of SecureCare Technologies, Inc. (the "Company") voted unanimously to offer a position on its Board to Tom Linhard, and to re-affirm the offer it made in December, 2007 to Joseph Larter to join the Board. Both Mr. Linhard and Mr. Larter accepted the offer on April 2, 2008.

         Mr. Larter, aged 68, is based in the United Kingdom, with offices in Bungay, Suffolk and a U.S. home in Vero Beach, Florida. He has extensive business interests around the world and has developed varied businesses from the ground up for over 50 years. In 1958, he founded Larter's Estates, a business in the construction of houses and holiday homes in East Anglia and Wales, which he later sold. In 1971, Mr. Larter then started a company known as Pleasureworld, a development company specializing in the construction of holiday homes and tourist attractions, including one of the first theme parks in the United Kingdom. Mr. Larter currently sits on the board of, or is a major shareholder in, a number of varied successful businesses including Collaborate MD, a medical billing and services company based in Orlando, Florida, ReefLive Aquarium Park Inc., a tourism development company in Barbados, and Northbank Wine Estates of New Zealand.

         Mr. Linhard, aged 50, is the president and founder of FaxCore, Inc., located in Denver, Colo. The FaxCore fax server product is an award-winning fax server used by companies ranging from Fortune 500 firms to small and medium-sized businesses. Mr. Linhard has been a leader in the fax server industry since 1992 and has launched several successful companies in the fax marketplace that now support thousands of fax server implementations worldwide.

         No definitive agreement was made with Messrs. Later and Linhard in regard to compensation for their services on the Board. It is the Board's intention, under the direction of Mr. Dennis Nasto, CEO and Director of the Company, to structure a compensation plan for all board members during the second quarter of 2008. To the extent that Messrs. Later and Linhard incur out-of-pocket expenses related to the execution of their duties as a board member, the Company will reimburse these expenses.

         Messrs. Larter and Linhard will serve until the next annual meeting of the shareholders and until their successors shall have been elected and shall have qualified.

ITEM 8.01. OTHER EVENTS

         On April 2, 2008, the Board of Directors accepted Mr. Allen Stamy's resignation as a member of the Board of Directors due to personal reasons. There were no disagreements with Mr. Stamy which led to such resignation.

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

ITEM 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibits:

         10.1     Letter agreement, between the Company and Joseph Larter
         10.2     Letter agreement, between the Company and Tom Linhard
         99.1     Press Release dated April 3, 2008





                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2008

SecureCare Technologies, Inc.

By: /s/ NEIL BURLEY
    -----------------------------------------
Name:   Neil Burley
Title:  Principal Financial Officer


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